Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 001-41858 on Form 20-F of our report dated July 26, 2023, except for Note 24 as to which the date is September 20, 2023, relating to the financial statements of Okeanis Eco Tankers Corp. We also consent to the reference to us under the heading “Statement by experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

November 22, 2023